SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934


POWER REIT
(Exact Name of Registrant as Specified in Its Charter)

Maryland
(State or Other Jurisdiction of Incorporation)



        000-54560                         45-3116572
(Commission File Number)       (I.R.S. Employer Identification No.)

301 Winding Road, Old Bethpage, New York	  11804
(Address of Principal Executive Offices)	(Zip Code)

                              (212) 750-0373
         (Registrant's Telephone Number, Including Area Code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))


[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



SECTION 8: OTHER EVENTS

Item 1.01	Entry into a Material Agreement

On March 28, 2013, Power REIT ("Power REIT") entered into an At Market Issuance Sales Agreement (the "Sales Agreement") with MLV & Co. LLC ("MLV"), pursuant to which Power REIT may issue and sell common shares having an aggregate value of $5,400,000 from time to time through MLV acting as its agent.

Sales of common shares pursuant to the Sales Agreement will be made under Power REIT's previously filed and currently effective shelf registration statement on Form S-3 (File No. 333-180693) (the "Registration Statement") and the related prospectus supplement dated and filed on March 28, 2013.

MLV may sell common shares by any method deemed to be an "at-the-market" offering as defined in Rule 415 under the Securities Act of 1933, as amended, including directly on NYSE MKT, LLC or any other existing trading market for Power REIT's common shares in the United States or to or through a market maker. With our prior written consent, sales may also be made in negotiated transactions and/or any other method permitted by law. Subject to the terms and conditions of the Sales Agreement, MLV will use its commercially reasonable efforts to sell
Power REIT's common shares from time to time, based upon Power REIT's instructions (including any price, time or size limits or other parameters or conditions that Power REIT may impose). Power REIT will pay to MLV in cash a commission equal to 3.0% of the gross proceeds from the sale of any common shares by MLV under the Sales Agreement. Power REIT and MLV have also provided each other with customary indemnification rights.

Power REIT is not obligated to make any sales of common shares under the Sales Agreement and no assurance can be given that Power REIT will sell any shares under the Sales Agreement, or, if it does, as to the price or amount of shares that it will sell, or the dates on which any such sales will take place. The Sales Agreement will terminate upon the earlier of
(i) the sale of all common shares under the Sales Agreement, or (ii) as provided therein.

The foregoing description of the Sales Agreement is not complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The legal and tax opinions of Leech Tishman Fuscaldo & Lampl, LLC relating to the common shares being offered are filed as
Exhibit 5.1 and Exhibit 8.1 respectively to this Current Report on
Form 8-K.

The above disclosure shall not constitute an offer to sell or the solicitation of an offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.



SECTION 9	FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit
No.	Description

5.1	Legal Opinion of Leech Tishman Fuscaldo & Lampl, LLC, dated
	March 28, 2013

8.1	Tax Opinion of Leech Tishman Fuscaldo & Lampl, LLC, dated
	March 28, 2013

10.1	Sales Agreement dated March 28, 2013 between Power REIT and
	MLV & Co. LLC

10.2	Power REIT 2012 Equity Incentive Plan approved at 2012
	Annual Meeting





SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Date:	March 28, 2013

POWER REIT

By:	/s/ David H. Lesser
Name:	David H. Lesser
Title:	CEO and Chairman